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                                                                    Exhibit 24.1


STATE OF      Georgia
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COUNTY OF      Fulton
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                               POWER OF ATTORNEY
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  KNOW ALL MEN BY THESE PRESENTS, that I, Donald L. Lucas, a Director of
TRANSCEND SERVICES, INC., a Delaware corporation, do constitute and appoint Larry G. Gerdes and David W. Murphy my true and lawful attorneys-in-fact, each with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities Act of 1933, a Registration Statement on Form S-8 for TRANSCEND SERVICES, INC., in connection with its 1992 Stock Option Plan and to file the same with the Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Registration Statement, incorporating such changes as said attorneys-in-fact deem appropriate, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of July, 1996.


                                   /s/ Donald L. Lucas
                                  -------------------------------------
                                  Donald L. Lucas


                                ACKNOWLEDGMENT
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     BEFORE me this 1st day of July, 1996, came Donald L. Lucas personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


                                 /s/ Jennifer Kirk
                                 ----------------------------------------
                                 NOTARY PUBLIC



State of  Georgia
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My Commission Expires:

              12/29/99
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